UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2008

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 25C, New York, New York		10036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Ener1, Inc. ("Ener1") issued a press release on October 16, 2008 which announced that Ener1 agreed to acquire Enertech International, Inc., a Korean lithium-ion battery cell producer. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Management will host an investor call on Thursday, October 16, at 11:00 a.m. Eastern Daylight Time to discuss the Enertech acquisition. Interested parties can participate in the conference call by dialing 1-866-578-5784 from within the United States, or 617-213-8056 from outside the United States. The participant pass code is 89927718. A live webcast of management’s presentation will be available on the Ener1 website, and may be accessed directly at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=215152&eventID=1998661. A replay of the presentation will be available from 1:00 p.m. on Thursday, October 16, on the Ener1 website at http://www.ener1.com.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated October 16, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

October 16, 2008	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 16, 2008